Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 33-64821, 333-109867, 333-115355 and 333-128492 on Form S-3 and Nos. 333-133596, 333-40560 and 333-101390 on Form S-8 of our reports dated March 11, 2008, relating to the consolidated financial statements and financial statement schedules of The Midland Company and subsidiaries (which report expresses an unqualified opinion and includes an explanatory paragraph related to the adoption of Financial Accounting Standards Board Interpretation No. 48, Accounting for Uncertainty in Income Taxes — an interpretation of FASB Statement No. 109 on January 1, 2007 and Statement of Financial Accounting Standards No. 158, Employers’ Accounting for Defined Benefit Pension Plan and Other Postretirement Benefit Plans — an amendment of FASB Statements No. 87, 88, 106, and 132(R), on December 31, 2006), and the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K of The Midland Company and subsidiaries for the year ended December 31, 2007.

/s/ Deloitte & Touche LLP
Cincinnati, Ohio

March 11, 2008